UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2006

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 2, 2006, Navistar International Corporation (the “company”) obtained the required consent to amend (the “amendment”) its existing 3-year senior unsecured term loan facility in the aggregate principal amount of $1,500,000,000 (the “loan facility”), which was arranged by Credit Suisse Securities (USA) LLC and included Banc of America Securities LLC, Banc of America Bridge LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., and with the lender parties indicated therein. The loan facility provides, among other things, that the company cannot make any borrowings under the loan facility after August 9, 2006, and that, as of that date, all existing defaults under certain of its outstanding debt securities must be cured or waived by the holders thereof.

The amendment provides the company with additional flexibility under the loan facility to permit the company to borrow the remaining balance of the loan facility by August 9, 2006 and place such funds in escrow to repay, discharge or otherwise cure by December 21, 2006 any existing default under its outstanding 2 ½% senior convertible notes (the “2 ½% senior notes”). Such borrowed funds may only be released from escrow in connection with a repayment (including a discharge of the notes on or after December 15, 2006) or other cure of the company’s outstanding 2 ½% senior notes.

The effectiveness of the amendment is conditioned, inter alia, upon the drawing of the full balance remaining under the loan facility by August 9, 2006 and the placing of such borrowed funds in escrow as discussed above.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On August 2, 2006, Navistar International Corporation (the “company”) gave an irrevocable notice to borrow on August 8, 2006 an aggregate principal amount of $195,028,048.61 under its new 3-year senior unsecured term loan facility in the aggregate principal amount of $1,500,000,000 (the "loan facility"). The loan facility was arranged by Credit Suisse Securities (USA) LLC and included Banc of America Securities LLC, Banc of America Bridge LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., and with the lender parties indicated therein. The loan facility is guaranteed by International Truck and Engine Corporation, the principal operating subsidiary of the company.

The proceeds of this borrowing will be held in escrow and released only in connection with a repayment (including a discharge of the notes on or after December 15, 2006) or other cure of the company’s outstanding 2 ½% senior convertible notes due 2007 and to pay certain fees incurred in connection with the loan facility and the repurchase of such notes.

This borrowing under the loan facility accrues interest at a rate equal to an adjusted LIBOR rate plus a spread. The spread, which is based on the company’s credit ratings in effect from time to time, ranges from 475 basis points to 725 basis points and will increase by an additional 50 basis points at the end of the twelve-month period following the date of the first borrowing and by an additional 25 basis points at the end of each subsequent six-month period and is subject to further increases under certain other circumstances.

ITEM 8.01. OTHER EVENTS

On August 2, 2006, the company issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

	Exhibit No.	Description	Page

	99.1	Press Release dated August 2, 2006	E-1

Forward-looking information

Information provided and statements contained in the presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of the presentation and the company assumes no obligation to update the information included in the presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions, including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
        Registrant

Date: August 3, 2006	/s/Robert C. Lannert

Robert C. Lannert Vice Chairman and Chief Financial Officer